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                                                                 EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-8 of our report dated March 15, 1996 on our audit of the consolidated financial statements of GGP/Homart, Inc. as of December 31, 1995, and for the period from December 22, 1995 (Date of Acquisition) through December 31, 1995, appearing in the Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP


Chicago, Illinois
June 28, 1996